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Exhibit 10.10

LEASE AGREEMENT

BETWEEN

DEVELOPMENT AUTHORITY OF FULTON COUNTY

AND

ADESA ATLANTA, LLC

DATED AS OF DECEMBER 1, 2002

          The interest of Development Authority of Fulton County (the "Issuer") in this Lease Agreement has been assigned to SunTrust Bank, as trustee (the "Trustee") under the Trust Indenture dated as of December 1, 2002, between the Issuer and the Trustee as security for the payment of the principal of, premium, if any, and interest on those certain Taxable Economic Development Revenue Bonds, (ADESA Atlanta, LLC Project) Series 2002, and any Additional Bonds issued under the Indenture.

This Instrument was prepared by:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

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ii

ARTICLE XII—MISCELLANEOUS		30
Section 12.1	Notices	30
Section 12.2	Binding Effect	30
Section 12.3	Severability	30
Section 12.4	Amounts Remaining in Funds	30
Section 12.5	Amendments, Changes and Modifications	30
Section 12.6	Execution Counterparts	31
Section 12.7	Captions	31
Section 12.8	Recording of Lease	31
Section 12.9	Law Governing Construction of Lease	31
Section 12.10	Net Lease	31
Section 12.11	Survival of Purchase Options	31
EXHIBIT A—Land
EXHIBIT B—The Project

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STATE OF GEORGIA
COUNTY OF FULTON

        THIS LEASE AGREEMENT made and entered into as of December 1, 2002 (this "Lease") by and between DEVELOPMENT AUTHORITY OF FULTON COUNTY (herein called the "Issuer"), a public body corporate and politic duly organized and existing under the laws of the State of Georgia, as Lessor, and ADESA ATLANTA, LLC (herein called the "Lessee"), a limited liability corporation duly organized and existing under the laws of the State of New Jersey, as Lessee.

WITNESSETH:

        WHEREAS, the Issuer was created for the purpose of expanding and developing trade, commerce, industry and employment opportunities in Fulton County, Georgia (the "County"), and in furtherance of such purposes, the Issuer has the power to issue its revenue bonds to provide funds to be used by the Issuer to finance construction, installation, modification, renovation or rehabilitation of land, buildings, structures, facilities and other improvements and fixtures, machinery, equipment, furniture and other property of any nature whatsoever used in connection therewith, as determined by a majority of the members of the Issuer for lease or sale to prospective tenants or purchasers; and

        WHEREAS, the Issuer proposes to acquire, construct and equip the Project (as hereinafter defined) within the Issuer's area of authority and to lease the same to the Lessee in a manner consistent with its stated purpose of expanding and developing trade, commerce, industry and employment opportunities in the County.

        NOW, THEREFORE, in consideration of the respective representations and agreements herein contained and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows (provided, that any obligation of the Issuer to pay money created by or arising out of this Lease shall be payable solely out of the proceeds derived from this Lease, the sale of the Bonds referred to in Section 2.1 hereof, the insurance and condemnation awards as herein provided and any other revenues arising out of or in connection with its ownership, leasing or sale of the Project as hereinafter defined):

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

          "Act" means the Development Authorities Law (O.C.G.A. 36-62-1 et seq.), as now or hereafter amended.

          "Additional Bonds" means additional parity Bonds authorized to be issued by the Issuer pursuant to Section 208 of the Indenture.

          "Additions" shall have the meaning given in Section 6.1 hereof.

          "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement Term" means the period beginning on the date hereof and continuing until the expiration of the Lease Term.

          "Authorized Issuer Representative" means the person or persons at the time designated to act on behalf of the Issuer by written certificate furnished to the Lessee and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Issuer by its Chairman or Vice Chairman. Any such person shall be subject to the approval of the Lessee and shall be replaced by the Issuer upon the written request of the Lessee.

          "Authorized Lessee Representative" means the person or persons at the time designated to act on behalf of the Lessee by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Lessee by the Chairman of the Board, the President or any Vice President of the Lessee.

          "Bonds" means the 2002 Bonds and any Additional Bonds issued by the Issuer pursuant to the Indenture.

          "Bond Fund" means the fund created by Section 502 of the Indenture.

          "Closing Date" means the date of the original issuance and sale of the Bonds.

          "Completion Date" shall have the meaning given such term in Section 4.5 hereof.

          "Construction Fund" means the fund created by Section 602 of the Indenture.

          "Construction Period" means the period between the beginning of construction of the Project or the date on which the Bonds are first delivered to the original purchaser thereof (whichever is earlier) and the Date of Beneficial Occupancy.

          "County" means Fulton County, Georgia, a political subdivision of the State of Georgia, and any public entity, body or authority to which is hereafter transferred or delegated by law the duties, powers, authorities, obligations or liabilities of the present political subdivision.

          "Date of Beneficial Occupancy" shall have the meaning given such term in Section 4.5 hereof.

          "Equipment" means those items of machinery, equipment and other tangible personal property acquired with the proceeds from the sale of the Bonds or the proceeds from any payment by the Lessee pursuant to Section 4.6 hereof and installed as part of the Project and any item of machinery, equipment and other tangible personal property acquired and installed in substitution thereof and renewals and replacements thereof pursuant to the provisions of Sections 4.1, 6.2(a), 7.1 and 7.2 hereof, less such machinery, equipment and other tangible personal property as may be released from this Lease pursuant to Section 6.2(b) hereof or damaged or destroyed and not restored as provided in Section 7.l or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof, but not including any Excluded Property or any machinery, equipment and other tangible personal property installed under the provisions of Section 6.1(b) hereof.

          "Excluded Property" means all personal property (other than such property as is included in the definition of Equipment) and all real property (other than such property as is included in the definition of Land and Improvements) which is not purchased or acquired, directly or indirectly, with the proceeds of the Bonds or expressly transferred to the Issuer by a bill of sale or similar instrument, and all renewals and replacements therefor, in each case whether now owned or hereafter acquired by the Lessee or any other Person, and whether or not installed or located on the Land as described in Section 6.1(b) hereof.

          "Force Majeure Event" means, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Georgia or any of their departments, agencies, or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbance; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Lessee. The settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Lessee, and the Lessee shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Lessee unfavorable to the Lessee.

          "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

          "Governmental Authority" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Improvements" means those certain buildings, facilities and other improvements to real property provided for in the Plans and Specifications which are located on the Land and which do not constitute a part of the Equipment, including, without limitation, all facilities, roads, parking areas, utilities, fences, lighting and other site improvements, as such may from time to time exist.

          "Issuer" means Development Authority of Fulton County, a public body corporate and politic duly organized and existing under the laws of the State of Georgia, and its lawful successors and assigns.

          "Land" means the real estate and interests in real estate described in Exhibit "A" attached hereto and by this reference made a part of this Lease, plus such real estate and interests in real estate as may be added to the provisions of this Lease pursuant to Section 12.5 hereof, less such real estate and interests in real estate as may be released from this Lease pursuant to Sections 8.5 and 11.3 hereof or taken by the exercise of the power of eminent domain as provided in Section 7.2 hereof.

          "Lease" means this Lease Agreement as it now exists and as it may hereafter be amended pursuant to the terms hereof and Article XII of the Indenture.

          "Lease Term" means the duration of the Lessee's beneficial occupancy of the Project as provided in Section 5.1 hereof, including any applicable Extended Lease Term (as therein defined).

          "Leasehold Mortgage" shall having the meaning given in Section 8.5(b) hereof.

          "Lessee" means ADESA Atlanta, LLC, a New Jersey limited liability company, and its successors and assigns including any surviving, resulting or transferee corporation as provided in Section 8.3 hereof.

          "Mortgage" shall have the meaning given in Section 8.7 hereof.

          "Net Proceeds" when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all expenses incurred in the collection of such gross proceeds.

          "Permitted Encumbrances" means, as of any particular time, (a) liens for ad valorem taxes and special assessments not then delinquent or permitted to exist as provided in Section 6.3 hereof, (b) the Lease Documents, (c) utility, access and other easements, licenses, rights-of-way, restrictions, reservations and exceptions which, according to the certificate of an Authorized Lessee Representative, will not materially interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified), (d) unfiled and inchoate mechanics', materialmen's or other similar liens for construction work in progress, (e) mechanics', laborers', materialmen's, suppliers' and vendors' liens or other similar liens in connection with the Project Construction or the acquisition, construction and installation of any Additions (as defined in Section 6.1 hereof), (f) such defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as do not, in the aggregate, and in the opinion of the Lessee, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Issuer, (g) the rights of sublessees and other tenants having an interest in all or any portion of the Project, and (h) any Lessee Liens and Issuer Liens (as such terms are defined in Section 8.5(b) hereof).

          "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

          "Plans and Specifications" means the plans and specifications prepared by or on behalf of the Lessee for the Project, as the same may be amended, modified or supplemented from time to time by the Lessee in accordance with Section 4.1 hereof.

          "Project" means the facilities, including the Land, the Improvements and the Equipment, acquired or to be acquired, constructed and installed pursuant to Plans and Specifications, which facilities, as presently contemplated, are generally described in Exhibit "B" hereto, and all Additions described in Section 6.1(b) to the extent the Issuer has received the notice and/or bill of sale or other transfer documents as required by said Section; provided, however, that the term "Project" and the lesser included terms "Improvements" and "Equipment" shall not be deemed to include any part of the Excluded Property except where those terms are used in the definitions of "Date of Beneficial Occupancy," "Construction Period," "Plans and Specifications," and "Project Costs," in Sections 2.1(a) and 2.1(d) and Article IV hereof and in any other provision of this Lease dealing specifically with the acquisition, construction, installation or equipping of property.

          "Project Construction" means the design, development, acquisition, construction, installation, equipping and placing into service of the Project, including, without limitation, the design and construction of all Improvements and the acquisition, installation and testing of all Equipment.

          "Project Costs" shall include the following:

            (a)   all costs of construction, purchase, or other forms of acquisition;

            (b)   all costs of real or personal property required for the purpose of the Project and all facilities related thereto, including land and any rights or undivided interests therein, casements, franchises, water rights, fees, permits, approvals, licenses, and certificates and the securing of such franchises, permits, approvals, licenses and certificates and the preparation of applications therefor;

            (c)   all machinery, equipment, initial fuel, and other supplies required for the Project;

            (d)   financing charges and interest prior to the Date of Beneficial Occupancy;

            (e)   costs of engineering, architectural and legal services;

            (f)    fees paid to fiscal agents for financial and other advice or supervision;

            (g)   costs of Plans and Specifications and all expenses necessary or incidental to the construction, purchase or acquisition of the Project or to determining the feasibility or practicability of the Project;

            (h)   any fund or funds for the creation of a debt service reserve, a renewal or replacement reserve and such other reserves as may be reasonably required by the Issuer with respect to the financing and operation of the Project and as may be authorized by the Indenture; and

            (i)    administrative expenses and such other expenses as may be necessary or incidental to the financing of the Project as authorized in the Act.

          The foregoing costs and expenses include costs and expenses incurred by the Issuer or the Lessee pursuant to the Inducement Agreement dated as of October 22, 2002, between the Issuer and the Lessee (the "Inducement Agreement") and include repayment of any loans made by the Lessee for the advance payment of any part of such costs, including interest thereon.

          "2002 Bonds" means the Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project) Series 2002, issued by the Issuer pursuant to the Indenture.

        Section 1.2    Certain Rules of Interpretation.    The definitions set forth in Section 1.1 shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

        "Herein," "hereby," "hereunder," "hereof," "hereinbefore," hereinafter" and other equivalent words refer to this Lease and not solely to the particular Article, Section or subdivision hereof in which such word is used.

        Reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.8) shall be construed to be a reference to the designated Article number or section number hereof unless the context or use clearly indicates another or different meaning or intent.

        The table of contents, titles and headings of the articles and sections of this Lease Agreement have been inserted for convenience and reference only and are not to be considered a part hereof and shall not in any way modify or restrict any of the terms or provisions hereof and shall never be considered or given any effect in construing this Lease or any provision hereof or in ascertaining intent, if any question of intent should arise.

        This Lease and all the terms and provisions hereof shall be liberally construed to effectuate the purposes set forth herein and to sustain the validity of this Lease.

ARTICLE II

REPRESENTATIONS

        Section 2.1    Representations by the Issuer.    The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

          (a)   The Issuer is a public body corporate and politic duly organized and existing under the provisions of the Act. Under the provisions of the Act, the Issuer has the power to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. The Issuer has determined by majority vote of its members that the Project constitutes a "project" within the meaning of the Act. By proper corporate action, the Issuer has duly authorized the execution and delivery of this Lease.

          (b)   The Issuer proposes to acquire, construct and equip the Project in accordance with the Plans and Specifications, and proposes to lease the Project to the Lessee, all for the purpose of promoting trade, commerce, industry and employment opportunities in the County and the State of Georgia.

          (c)   The Bonds are to be issued under the Indenture, pursuant to which the Issuer's interest in this Lease and the rents and other revenues derived by the Issuer from its ownership and leasing of the Project will be assigned and pledged to the Trustee, all as security for the payment of the principal of, premium, if any, and interest on the Bonds.

        Section 2.2    Representations by the Lessee.    The Lessee makes the following representations as the basis for the undertakings on its part herein contained:

          (a)   The Lessee, a limited liability company duly incorporated, existing and in good standing under the laws of the State of New Jersey, and qualified to do business under the laws of the State of Georgia, has the power to enter into this Lease and to perform its obligations contained herein, and has been duly authorized to execute and deliver this Lease.

          (b)   The Lessee is not subject to any provision under its Certificate of Formation, as amended or its Operating Agreement, as amended, or any contractual limitation or provision of any nature whatsoever which in any way limits, restricts or prevents the Lessee from entering into this Lease or performing any of its obligations hereunder.

          (c)   All of the Project will be located in the County.

ARTICLE III

DEMISING CLAUSES
AND WARRANTY OF TITLE

        Section 3.1    Demise of the Project.    Commencing on the Closing Date and during the Lease Term, the Issuer agrees to demise and lease to the Lessee, and the Lessee hereby agrees to lease from the Issuer, the Project at the rental set forth in Section 5.3 hereof and in accordance with the provisions of this Lease, subject to Permitted Encumbrances.

        Section 3.2    Warranty of Title.    The Issuer acknowledges that it has received from the Lessee a Limited Warranty Deed with respect to the Land and warrants for itself and its successors and assigns to the Lessee, its successors and assigns, that the Issuer has not and shall not take any actions which would result in the imposition of any liens or encumbrances on the Land except (i) Permitted Encumbrances or (ii) those liens or encumbrances created by or with the written consent of the Lessee.

        Section 3.3    Quiet Enjoyment.    The Issuer covenants and agrees that it will warrant and defend the Lessee in the quiet enjoyment and peaceable possession of the Project free from all claims of all Persons claiming by or through the Issuer, throughout the Lease Term, so long as the Lessee shall perform the covenants, conditions and agreements to be performed by it hereunder, or so long as the period for remedying any default in such performance shall not have expired.

ARTICLE IV

COMMENCEMENT AND COMPLETION OF THE PROJECT;
ISSUANCE OF THE BONDS; ADDITIONAL BONDS

        Section 4.1    Agreement to Construct and Equip the Project; Appointment of Lessee and Construction Agent.

        (a)   The Issuer, to the maximum extent permitted by law, hereby makes, constitutes and appoints the Lessee as its true, lawful and exclusive agent for the Project Construction, and the Lessee hereby accepts such agency to act and do all things on behalf of the Issuer, to exercise all rights, remedies and powers of the Issuer in connection therewith, including, without limitation, the following:

            (i)  negotiate, enter into, perform and enforce all contracts, purchase or supply orders and other arrangements with respect to the Project Construction (collectively, the "Construction

  Contracts") on such terms and conditions as are customary and reasonable under the circumstances and as are reasonably consistent with local and national standards and practices with respect to similar facilities;

           (ii)  apply for and obtain in its own name or the name of the Issuer all necessary permits, licenses, consents, approvals, entitlements and other authorizations which may be required for the Project Construction and the use and occupancy of the Project or any part thereof;

          (iii)  supervise or negotiate, enter into, perform and enforce contracts for the supervision of the Project Construction;

          (iv)  prepare, execute and file with the Trustee all requisitions and other requests required under the terms hereof and of the Indenture and to obtain and use monies in the Construction Fund for the payment or reimbursement of Project Costs; and

           (v)  maintain the Plans and Specifications and adequate books and records with respect to the Project Construction.

        The Issuer hereby ratifies and confirms all actions of the Lessee with respect to the Project prior to the date hereof. This appointment of the Lessee to act as agent and all authority hereby conferred or granted is conferred and granted irrevocably, until all activities in connection with the Project Construction shall have been completed, and shall not be terminated prior thereto unless by the mutual agreement of the Issuer and the Lessee.

        (b)   The Issuer agrees that it will enter into, or accept the assignment of, such Construction Contracts as the Lessee may request in order to effectuate the purposes of this Section; provided that, unless waived by the Issuer, each such Construction Contract shall be expressly non-recourse to the Issuer.

        (c)   The Lessee agrees to use its best efforts to cause the Plans and Specifications to be prepared and completed as soon as practicable and in accordance with the requirements of all applicable Governmental Authorities. In addition, to the extent not covered by said Plans and Specifications, the Lessee agrees to prepare the list of Equipment for installation in the Project which Equipment shall be necessary or desirable in the discretion of the Lessee in connection with the use, occupancy and operation of the Project. The Issuer agrees that the Lessee may at any time and from time to time, in its sole discretion, change the Plans and Specifications; provided, however, no such change or changes shall singly or in the aggregate result in the Project not constituting a "project" as defined in the Act or shall, without prior written notice to the Issuer, substantially change the character of the Project or the type of business operations to be conducted at the Project. The Improvements and the Equipment shall be titled in the name of the Issuer and subject to the terms of this Lease.

        (d)   The Lessee agrees to use its best efforts to (i) cause the Project Construction to be commenced as promptly as practicable after the Closing Date, (ii) to continue said Project Construction with all reasonable dispatch thereafter, and (iii) to cause said Project Construction to be completed as soon as practicable. Notwithstanding anything else herein contained, the Lessee shall not be deemed in default of its duties and obligations under this Section 4.1 during any period that the Lessee is unable, in whole or part, to carry out such duties and obligations by reason of a Force Majeure Event. If said Project Construction is not completed within the time herein contemplated there shall be no resulting liability on the part of the Issuer or the Lessee and there shall be no diminution or postponement in the payment of the rents required in Section 5.3 hereof by the Lessee.

        (e)   Upon the request of the Lessee, the Issuer will assign to the Lessee all warranties and guaranties of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or supervision or design in connection with the Project and any rights or causes of action arising from or against any of the foregoing under the Construction Contracts or otherwise.

        Section 4.2    Agreement to Issue the Bonds; Application of Bond Proceeds; Additional Bonds.

        (a)   In order to provide funds for payment of the Project Costs, the Issuer agrees that it will sell, issue and cause to be delivered, pursuant to the Indenture, the 2002 Bonds, bearing interest, maturing and having the other terms and provisions set forth in the Indenture. Upon receipt of the proceeds derived from the sale of 2002 Bonds, the Issuer will cause said proceeds to be deposited in the Construction Fund.

        (b)   The Issuer agrees to authorize the issuance of Additional Bonds upon the terms and conditions provided herein and in the Indenture. Additional Bonds may be authorized for the purpose of financing Project Costs to the extent such costs exceed the amount in the Construction Fund, such excess to be evidenced by a certificate signed by the Authorized Lessee Representative, subject to the limitations contained in Section 208 of the Indenture. If the Lessee is not in default hereunder, the Issuer agrees, on request of the Lessee, from time to time, to use its best efforts to issue Additional Bonds in such amounts, maturing on such dates, bearing such rate or rates of interest and redeemable at such times and prices as may be specified by the Lessee and as shall be permitted within the limits and under the conditions specified above and in the Indenture; provided, that (i) the Lessee and the Issuer shall have entered into an amendment to this Lease or a separate lease containing substantially the same terms as this Lease to provide for the lease of any additional properties not constituting Excluded Property to the Lessee and to include a description of such additional properties, to provide for rental payments to be paid by the Lessee to the Issuer as shall be sufficient to pay the principal of and premium, if any, and interest on the Additional Bonds as provided to be paid in the supplemental bond resolution with respect to such Additional Bonds, and to extend the Lease Term or in the case of a separate lease, provide for a lease term of at least ten years if the maturity of any Additional Bonds would occur after the expiration of the Lease Term, and (ii) the Issuer shall have otherwise complied with the provisions of the Indenture with respect to the issuance of such Additional Bonds. Any amendment to this Lease entered into pursuant to clause (i) above will provide that any such additional properties shall be included under this Lease upon terms equivalent to those pertaining to the Project. The Issuer will deposit the proceeds from the sale of Additional Bonds in the same manner as provided in paragraph (a) above.

        (c)   Upon request of the Lessee, the Issuer agrees to authorize and use its best efforts to issue, and if issued to deposit the proceeds from the sale of, any refunding bonds for the purpose of refunding all or a portion of the outstanding Bonds.

        Section 4.3    Disbursements from the Construction Fund.    In the Indenture, the Issuer has authorized and directed the Trustee that moneys in the Construction Fund shall be used to pay the Project Costs, or to reimburse the Issuer or the Lessee for any Project Costs paid or incurred by the Issuer or the Lessee either before or after execution of this Lease and delivery of the 2002 Bonds. Such payments shall be made by the Trustee upon receipt of a requisition, signed by the Authorized Lessee Representative, stating with respect to each payment to be made:

          (1)   the requisition number;

          (2)   if other than the Lessee, the name and address of the person to whom payment is due;

          (3)   the amount to be paid; and

          (4)   that each obligation mentioned therein constitutes a Project Cost and has not been the basis of any previous requisition.

        In the Indenture, the Issuer has authorized and directed that all moneys remaining in the Construction Fund (including moneys earned pursuant to the provisions of Section 4.8 hereof) upon receipt by the Trustee of the Construction Completion Certificate described in Section 4.5(b) hereof, shall at the written direction of the Lessee, be (i) used by the Issuer for the purchase of Bonds for the purpose of cancellation; or (ii) paid into the Bond Fund; or (iii) a combination of (i) and (ii) as is provided in such direction, provided that amounts approved by the Authorized Lessee Representative shall be retained in the Construction Fund (whether or not then on deposit or to be deposited pursuant to a subsequent requisition) for payment of Project Costs not then due and payable. Any balance remaining of such retained funds after full payment of all such Project Costs shall be used by the Trustee as directed by the Lessee in the manner specified in clauses (i), (ii) and (iii) of this paragraph.

        In making any such payment from the Construction Fund, the Trustee may rely on any such requisitions and certificates delivered to it pursuant to this Section and the Trustee shall be relieved of all liability with respect to making such payments in accordance with such requisitions and certificates without inspection of the Project or any other investigation.

        Section 4.4    Obligation of the Parties to Cooperate in Furnishing Documents to Trustee.    The Issuer and the Lessee agree to cooperate with each other in furnishing to the Trustee the documents referred to in Section 4.3 hereof that are required to effect payments out of the Construction Fund, and to cause such requisitions to be directed to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 4.3 hereof.

        Section 4.5    Establishment of Completion Date and Date of Beneficial Occupancy.    The Completion Date shall be evidenced to the Trustee by a certificate executed by the Authorized Lessee Representative (the "Construction Completion Certificate") stating that as of a date certain (the "Completion Date") the Project Construction was completed and that the Issuer and/or the Lessee received all consents, approvals or other licenses for applicable Governmental Authorities required for the use, occupancy and operation of the Project. The Construction Completion Certificate shall be delivered within ten (10) days of the Completion Date as determined by the Lessee.

        The Date of Beneficial Occupancy shall be evidenced to the Trustee by a certificate signed by the Authorized Lessee Representative (the "Beneficial Occupancy Certificate") stating that the Date of Beneficial Occupancy has occurred and specifying said date. The "Date of Beneficial Occupancy" shall mean the earliest to occur of (i) the Completion Date or (ii) the day on which commercial operations at the Project have begun. The Beneficial Occupancy Certificate shall be delivered within ten (10) days of the date of the occurrence of the Date of Beneficial Occupancy.

        Notwithstanding the foregoing, the Construction Completion Certificate and the Beneficial Occupancy Certificate shall state that they are given without prejudice to any rights of the Issuer or the Lessee against third parties which exist on the date of such certificate or which may subsequently come into being. The Issuer and the Lessee agree to cooperate in causing such certificates to be furnished to the Trustee.

        Section 4.6    Lessee Required to Pay Construction and Equipment Costs in Event Construction Fund Insufficient.    In the event the moneys in the Construction Fund available for payment of the Project Costs should not be sufficient to pay such costs in full and the Lessee has not requested that the Issuer issue Additional Bonds for such purpose, the Lessee agrees to complete the Project Construction and to pay all that portion of the Project Costs as may be in excess of the moneys available therefor or in the Construction Fund by making payments directly to the construction contractor or contractors or the suppliers of materials and equipment as the same shall become due or by paying into the Construction Fund the moneys necessary to complete the Project in which case the Issuer will proceed to complete the Project Construction and the cost thereof will be paid from the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Lease, will be available for payment of the Project Costs will be sufficient to pay all such Project Costs. The Lessee agrees that if, after exhaustion of the moneys in the Construction Fund, the Lessee should pay any portion of the Project Costs pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the holders of any of the Bonds (except to the extent that Additional Bonds may be issued to pay such excess Project Costs) nor shall it be entitled to any diminution of the rents payable under Section 5.3 hereof. All Land, Improvements and Equipment acquired with funds provided by the Lessee as provided herein shall be titled in the name of the Issuer and subject to the terms of this Lease.

        Section 4.7    Issuer to Pursue Remedies Against Contractors and Subcontractors and Their Sureties.    In the event of any default of any supplier, contractor or subcontractor under any Construction Contract entered into in connection with the Project Construction or in the event of breach of warranty with respect to any material, workmanship or performance guaranty, the Issuer, at the request and sole cost of the Lessee, will promptly proceed either separately or in conjunction with others, to exhaust the remedies of the Issuer against any defaulting supplier, contractor or subcontractor and against any surety thereof or for the performance of any contract made in connection with the Project. Unless the Lessee shall request the Issuer to proceed in another manner, the Issuer shall proceed, in connection with any such default, only through the Lessee as agent for the Issuer; and the Lessee, as such agent and in the name of the Issuer, shall prosecute, defend or settle any action or proceeding or take any other action involving any such supplier, contractor, subcontractor or surety which the Lessee deems reasonably necessary. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date shall be paid into the Construction Fund and after the Completion Date shall be applied in the manner specified in Section 4.3 hereof.

        Section 4.8    Investment of Construction Fund and Bond Fund Moneys Permitted.    Any moneys held as a part of the Construction Fund or the Bond Fund shall be invested or reinvested by the Trustee upon the written request and direction of the Lessee in only those investments permitted under the Indenture. Notwithstanding the foregoing, the Issuer acknowledges and agrees that pursuant to the Bond Purchase Agreement, payment of the Bonds may be made in installments commencing on the Closing Date.

ARTICLE V

EFFECTIVE DATE OF THIS LEASE;
DURATION OF LEASE TERM; RENTAL PROVISIONS

        Section 5.1    Effective Date of This Lease, Duration of Lease Term.    The agreements contained in this Lease shall become effective and the Agreement Term shall begin as of the dated date hereof. The Lease Term shall not commence until the Date of Beneficial Occupancy. Unless sooner terminated or extended in accordance with the provisions of this Lease, this Lease and the Lease Term shall expire at midnight on the tenth anniversary of the thirty-first day of December of the year immediately following the year in which the Date of Beneficial Occupancy occurs; provided, however, if for any reason the entire Project has not been transferred to the Lessee pursuant to Article XI hereof, then the Lease Term shall continue until such Project has been so transferred (such period after the Stated Termination Date shall herein be called the "Extended Lease Term").

        Section 5.2    Delivery and Acceptance of Possession.    The Issuer agrees to deliver to the Lessee sole and exclusive possession of the Project (subject to the right of the Issuer or the Trustee to enter thereon for inspection purposes and to the other provisions of Section 8.2 hereof) on the Date of Beneficial Occupancy and the Lessee agrees to accept possession of the Project upon such delivery; provided, however, that the Lessee shall be permitted to enter the Project prior to the Date of Beneficial Occupancy for the purpose of fulfilling its duties and obligations as agent for the Issuer in connection with the Project Construction as provided in Article TV hereof and to install and maintain its own equipment..

        Section 5.3    Rents and Other Amounts Payable.

        (a)   The Lessee shall make payments to the Trustee during the Agreement Term for the account of the Issuer in such amounts and at such times as are sufficient to pay (i) the principal of and premium, if any, on the Bonds (whether due and payable at maturity or upon the redemption (in whole or in part) or acceleration of the Bonds) and (ii) accrued interest on the Bonds. In any event each rental payment under this Section shall be sufficient to pay the total amount of the principal of, premium, if any, and interest payable on the Bonds and if at any time the balance in the Bond Fund is insufficient to make required payments of the principal of, premium, if any, and interest due on the Bonds on such date, the Lessee shall forthwith pay any such deficiency.

        Anything herein to the contrary notwithstanding, any amount at any time deposited in the Bond Fund shall be credited against the next succeeding payment and shall reduce the payment to be made by the Lessee to the extent such amount is in excess of the amount required for payment of the principal of and premium, if any, on Bonds theretofore called for redemption and past due interest in all cases where such Bonds have not been presented for payment; and further, if the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of, premium, if any, and interest on the Bonds then remaining unpaid, the Lessee shall not be obligated to make any further payments under the provisions of this Section.

        The payments due and payable during the Extended Lease Term (as defined in Section 5.1 hereof) shall be $1.00 per year.

        (b)   The Lessee agrees to pay to the Trustee (to the extent not paid from the Construction Fund) until the principal of, premium, if any, and interest on the Bonds shall have been fully paid, its reasonable and necessary fees, charges and expenses (including reasonable fees and expenses of counsel) as provided in the Indenture, as and when the same become due. In addition, the Lessee agrees to pay the reasonable and necessary fees, charges and expenses of the Trustee appointed with the consent of the Lessee in accordance with the Indenture. The Lessee may, without creating a default hereunder, withhold any payment required to be made under this subsection (b) in order to contest in good faith the validity, necessity or reasonableness of any such fees, charges or expenses.

        (c)   The Lessee agrees to pay the reasonable and necessary expenses (including attorneys' fees and expenses) not otherwise provided for in this Lease, which may be incurred by the Issuer, or for which the Issuer may in any way become liable, as a result of issuing any of the Bonds, the Project Construction and the leasing of the Project to the Lessee, or being a party to this Lease or the Indenture, or issuing the Bonds.

        (d)   In the event the Lessee should fail to make any of the payments required in this Section, the item or installment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid, and the Lessee agrees to pay the same with interest thereon at the rate of interest borne by the Bonds until paid. The provisions of this Section shall be subject to the provisions of Section 9.7 hereof.

        Section 5.4    Place of Payments.    The payments provided for in Section 5.3(a) hereof shall either be paid directly to the Trustee for the account of the Issuer and deposited in the Bond Fund or be paid directly to the holder or holders of Bonds in accordance with a home office payment agreement entered into pursuant to Section 202(c) of the Indenture. The payments provided for in Section 5.3(b) and (c) hereof shall be paid directly to the parties to whom such payments are due.

        Section 5.5    Obligations of Lessee Hereunder Unconditional.    Subject to the provisions of Section 9.7 hereof, the obligations of the Lessee to make the payments required in Section 5.3(a) hereof shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Lessee (i) will not suspend or discontinue any payments provided for in Section 5.3(a) hereof except to the extent the same have been prepaid, and (ii) except as provided in Sections 11.1 and 11.5 hereof, will not terminate the Agreement Term for any cause, including, without limiting the generality of the foregoing, failure of the Issuer to complete the Project Construction, failure of the Issuer's title to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease. Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and in the event the Issuer should fail to perform any such agreement on its part, the Lessee may institute such action against the Issuer as the Lessee may deem necessary to compel performance or recover its damages for nonperformance so long as such action shall not do violence to the agreements on the part of the Lessee contained in the preceding sentence. The Lessee may, however, at its own cost and expenses and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary in order to insure the acquisition, construction and equipping of the Project or to secure or protect its right of possession, occupancy and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Issuer in any such action or proceeding if the Lessee shall so request.

ARTICLE VI

MAINTENANCE, MODIFICATIONS,
TAXES AND INSURANCE

        Section 6.1    Maintenance and Modifications of Project by Lessee.

        (a)   The Lessee agrees that during the Lease Term it will at its own expense (i) keep the Project in as reasonably safe condition as its operations shall permit and (ii) keep the Improvements and the Equipment and all other facilities and improvements forming a part of the Project in reasonably good repair and in good operating condition.

        (b)   The Lessee may from time to time, in its sole discretion and at its own expense, make any additions, modifications or improvements to the Project, including (i) the acquisition of additional real property or any interests therein, (ii) the acquisition, construction and equipping of additional buildings, utilities, parking facilities and other improvements on or under the Land, and (iii) the installation of additional machinery, equipment and other tangible personal property in the Project, on the Land or in any additional buildings and improvements (collectively, the "Additions"); provided, however, no such Additions shall materially impair the effective use of the Project or result in any part of the Project not being a "project" within the meaning of the Act. The Lessee shall furnish to the Issuer the plans for any such Additions. The Issuer shall not be obligated to pay any costs or expenses in connection with the design, acquisition, construction or installation of any such Additions.

        At any time and from time to time, the Lessee may elect by giving notice thereof to the Issuer to include any such Additions or portions thereof as a part of the Project (collectively, herein called "Project Improvements"); provided that to the extent any such Project Improvements include personal property, such notice shall be accompanied by a bill of sale, assignment or other instrument transferring title thereof to the Issuer. No transfer instrument shall be required in the case of the Project Improvements which constitute real property and upon the giving of such notice to the Issuer such

Project Improvements shall be deemed a part of the Project and titled in the name of the Issuer. If no such notice is given by the Lessee to the Issuer, such Additions shall be deemed Excluded Property.

        Any such Additions constituting Excluded Property, may be removed by the Lessee at any time and from time to time; provided that any damage to the Project occasioned by such removal shall be repaired by the Lessee at its own expense. All Excluded Property, whether or not installed in the Project or located on or adjacent to the Land, shall remain the sole property of the owner thereof in which the Issuer shall not have any interest, and shall not be subject to the provisions of this Lease or the Indenture. The Issuer agrees to execute and deliver at the request of the Lessee or any other Person having an interest in the Project or any part thereof any landlord's waivers and other releases in connection with the acquisition, construction and installation of such Excluded Property.

        Nothing contained in the preceding provisions of this Section 6.1(b) shall prevent the Lessee from granting any deeds to secure debt, mortgages, security agreements or other similar liens or encumbrances or entering into any sale/leaseback transactions with respect to any Additions (whether in the form of a conditional sale, financing lease or otherwise) and the Issuer agrees to execute and deliver at the request of the Lessee any instruments, waivers, releases, financing statements or other documents necessary or appropriate to confirm any such grant. These provisions shall be in addition to the rights of the Lessee set forth in Sections 8.5 and 8.7 hereof.

        (c)   Subject to the Lessee's usual safety and security requirements of persons located on the Land, the Issuer, the Trustee and their respective duly authorized agents shall have the right, upon giving the Lessee at least 48 hours prior written notice, to enter upon any part of the Land during normal daylight business hours, and examine and inspect the same as may be reasonably necessary for the purpose of determining whether the Lessee is in compliance with its obligations under this Section 6.1; provided that no such inspection shall interfere with the business operations at the Project.

        Section 6.2    Removal of Equipment.    The Issuer shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary Equipment. In any instance where the Lessee in its sole discretion determines that any items of Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Lessee may remove such items of Equipment and (on behalf of the Issuer), sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) and retain all proceeds or consideration received in connection therewith without any responsibility or accountability to the Issuer therefor, provided that in the event that any such removal shall result in the Project not being deemed to constitute a "project" under the Act, the Lessee shall substitute (either by direct payment of the costs thereof or by advancing to the Issuer the funds necessary therefor) and install other machinery or equipment or otherwise take such additional actions which would cause the Project to constitute a "project" under the Act.

        The removal from the Project of any portion of the Equipment pursuant to the provisions of this Section shall not entitle the Lessee to any abatement or diminution in amount of the rents payable under Section 5.3 hereof.

        The Lessee will not remove or permit the removal of any of the Equipment except in accordance with the provisions of this Section. At the request of the Lessee, the Issuer shall execute such bills of sale, releases or other documents reasonably required by the Lessee in order to accomplish any sale, trade-in, exchange or other disposition of Equipment pursuant to this Section.

        Section 6.3    Taxes, Other Governmental Charges and Utility Charges.

        (a)   The Issuer and the Lessee acknowledge that under present law no part of the Project owned by the Issuer will be subject to ad valorem taxation by the State of Georgia or by any political or taxing subdivision thereof, and that under present law the income and profits (if any) of the Issuer from the Project are not subject to either Federal or Georgia taxation. The Issuer further acknowledges that it has entered into this Lease to enable the Lessee to enjoy a reduction in ad valorem taxation afforded by the reduced value of Lessee's interest in the Project, as set forth in that certain Memorandum of Agreement Regarding Lease Structure and Valuation of Leasehold Interest among the Issuer, the Lessee and the Fulton County Board of Tax Assessors (the "Property Tax Memorandum"). Pursuant to the Property Tax Memorandum, the Issuer agrees that the Lessee will not be required to make any payments in lieu of taxes or other similar payments, provided that the Lessee will pay, as the same respectively become lawfully due and payable, (i) all ad valorem taxes assessed with respect to the Lessee's leasehold interest in the Project during the Lease Term; (ii) all taxes and governmental charges of any kind whatsoever upon or with respect to the Project or any machinery, equipment or other property installed or brought by the Lessee therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the income or profits of the Issuer from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts therefrom prior to or on a parity with the lien or charge of the Indenture; (iii) all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project; and (iv) all assessments and charges lawfully made by any governmental body for public improvements that may be secured by lien on the Project; provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Lessee shall be obligated to pay only such installments as are required to be paid during the Lease Term.

        (b)   It is the understanding and intent of the parties that the Issuer's acquisition of title to the Project, including but not limited to the Equipment, shall be solely for the purpose of leasing the same to the Lessee pursuant to the terms hereof. It is further the understanding and intent of the parties that, for purposes of the sales and use taxes imposed by Article 8 of Title 48 of the Official Code of Georgia Annotated, the conveyance to the Issuer of title to the Project or any portion thereof by the Lessee as contemplated herein shall not be a taxable transaction for sales and use tax purposes in accordance with the holding of Footpress Corporation v. Strickland, 242 Ga. 686, 251 S.E.2d 278 (1978).

        (c)   The Lessee may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom. The Issuer will cooperate fully with the Lessee in any such contest.

        Section 6.4    Insurance and Indemnity.

        (a)   During the Project Construction and throughout the Agreement Term, the Lessee shall, in its own name or in the name of the Issuer, keep the Project continuously insured against such risks and in such amounts as are customarily insured against by the Lessee and in such amounts as is consistent with the Lessee's customary practices, paying as the same become due all premiums in respect thereto; provided that the Lessee may satisfy the requirements of this Section through self-insurance in accordance with its customary practices at other locations. Any policies of insurance so obtained by the Lessee shall include the Issuer as a named insured, as its interest may appear, if such endorsement is obtainable and customary. The Lessee may, in its own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving claims against the carrier of the insurance required hereby, including the settlement of such claims, which the Lessee deems necessary or desirable under the circumstances.

        (b)   The Lessee shall also indemnify and defend the Issuer and the Trustee, and their respective officers, directors, employees and agents (collectively the "Indemnified Parties" or individually an "Indemnified Party"), and hold the same harmless against all liabilities, loses, suits, actions, damages, penalties, costs and expenses (collectively, "Indemnified Losses") incurred in connection with or with respect to (i) the issuance or sale of the Bonds, (ii) the Project Construction, or (iii) the operation of the Project by the Lessee; provided, however, that the indemnification required by this Section 6.4 shall not include indemnification for Indemnified Losses resulting directly or indirectly from the gross negligence, bad faith or willful misconduct of any Indemnified Party; and provided, further, that the indemnity provided in this Section shall be effective only to the extent of any Indemnified Loss in cxcess of the Net Proceeds of any insurance carried with respect to the loss sustained. Unless the Lessee shall request an Indemnified Party to proceed in another manner, an Indemnified Party shall proceed in connection with any claim against which indemnification is provided hereunder, only through the Lessee as agent for such Indemnified Party unless there is a conflict; and the Lessee, as such agent and in the name of such Indemnified Party, shall defend or settle any such claim, action or proceeding or take any other action with respect thereto as the Lessee shall deem reasonably necessary and appropriate.

        (c)   The provisions of this Section 6.4 shall survive the termination of this Agreement and the Indenture and the resignation or removal of the Trustee.

        Section 6.5    Advances by Issuer or Trustee.    In the event the Lessee shall (i) fail to maintain the insurance coverage required by Section 6.4 hereof or (ii) fail to correct or repair any hazardous condition at the Project which poses an immediate threat of injury to or death of any Person, and such failure shall continue for thirty (30) days after receipt of written notice from the Issuer or the Trustee demanding that such failure be remedied and indicating the intent of such party to cure such failure at the expense of the Lessee, the Issuer or the Trustee may (but unless satisfactorily indemnified shall be under no obligation to) take out the required policies of insurance and pay the premiums on the same or take appropriate actions to correct such hazardous condition; and all amounts so advanced therefor, by the Issuer or the Trustee shall become an additional obligation of the Lessee to said party, which amounts, together with interest thereon at the rate of interest borne by the Bonds from the date thereof, the Lessee agrees to pay.

ARTICLE VII

DAMAGE DESTRUCTION AND CONDEMNATION

        Section 7.1    Damage and Destruction.    Unless the Lessee shall elect to exercise its option to purchase the Project pursuant to the provisions of Section 11.1 hereof, if prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project is destroyed (in whole or in part) or is damaged by fire or other casualty all Net Proceeds of insurance received by the Issuer, the Lessee or the Trustee resulting from claims for such losses shall be paid to the Lessee and applied in one or more of the following ways at the sole discretion of the Lessee:

          (a)   The restoration by the Lessee, as agent for and on behalf of the Issuer, of the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations, and modifications (including the substitution and addition of other property) as may be desired by the Lessee and will not impair the utility of the Project; or

          (b)   Payment into the Bond Fund to be applied by the Trustee toward the redemption of the principal of any of the Bonds, in whole or in part, together with accrued interest thereon to the date of redemption; or

          (c)   Payment to the Lessee for any other purpose.

        The Lessee shall not be obligated to report the use of such proceeds to the Issuer or the Trustee or to make any accounting with respect to the use of any such Net Proceeds. The Issuer hereby makes, constitutes and appoints the Lessee as its agent with power of substitution, and the Lessee hereby accepts such agency, to repair, rebuild or restore the property damaged as provided above.

        Section 7.2    Condemnation.    Unless the Lessee shall elect to exercise its option to purchase the Project pursuant to the provisions of Section 11.1 hereof, if prior to full payment of the Bonds (or provision for payment having been made in accordance with the provisions of the Indenture) title to, or the temporary use of, the Project or any part thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, the Net Proceeds received by the Issuer, the Lessee, the Trustee or any of them, from any award made in such eminent domain proceedings, shall be paid to the Lessee and applied in one or more of the following ways at the sole discretion of the Lessee:

          (a)   The restoration of the improvements of the Project to substantially the same condition as they existed prior to the exercise of the said power of eminent domain, with such changes, alterations, and modifications (including the substitution and addition of other property) as may be desired by the Lessee and will not impair the utility of the Project;

          (b)   The acquisition, by the Issuer at the request of the Lessee of other machinery, equipment or other tangible personal property suitable for the Lessee's operation of the Project (which property shall be deemed a part of the Project and available for use and occupancy by the Lessee without the payment of any rent other than herein provided to the same extent as if such other property were specifically described herein and demised hereby); provided, that such property shall be acquired by the Issuer subject to no liens or encumbrances other than those approved by the Lessee.

          (c)   Payment into the Bond Fund to be applied by the Trustee toward the redemption of the principal of the Bonds, in whole or in part, together with accrued interest thereon to the date of redemption; or

          (d)   Payment to the Lessee for any other purpose.

        The Lessee shall not be obligated to report to the Issuer or the Trustee or to make any accounting therefor.

        The Issuer shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and behalf of the Issuer. In no event will the Issuer voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Lessee.

        Section 7.3    Condemnation of Excluded Property.    The Lessee shall also be entitled to the Net Proceeds of any condemnation award or portion thereof made for damages to or takings of its own property or for damages on account of the taking of or interference with the Lessee's rights to possession, use or occupancy of the Project.

ARTICLE VIII

SPECIAL COVENANTS

        Section 8.1    No Warranty of Design, Condition or Suitability by the Issuer.    THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE PROJECT OR THAT IT WILL BE SUITABLE FOR THE LESSEE'S PURPOSES OR NEEDS.

        Section 8.2    Inspection of the Project.    During the Lease Term, the Lessee agrees that upon receipt by the Lessee of at least two days' prior written notice from the Issuer, the Issuer and its duly authorized agents who are reasonably acceptable to the Lessee shall have the right at all reasonable times during business hours, subject to the Lessee's usual safety and security requirements, to enter upon the Land and to examine and inspect the Project without interference or prejudice to the Lessee's operations.

        Section 8.3    Lessee to Maintain its Existence; Conditions Under Which Exceptions Permitted.    The Lessee agrees that during the Agreement Term it will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it; provided, that the Lessee may, without violating the agreement contained in this Section, consolidate with or merge into another Person or permit one or more other Persons to consolidate with or merge into it, or transfer all or substantially all of its assets to another Person, but only on condition that the Person resulting from or surviving such merger (if other than the Lessee) or consolidation or the Person to which such transfer is made (i) shall expressly assume and agree in writing to perform all of the Lessee's obligations under this Lease, and (ii) if an entity, shall be organized and existing under the laws of one of the states of the United States of America or the District of Columbia or, if not, shall appoint and maintain a local agent for service of process in the State of Georgia.

        Section 8.4    Qualification in Georgia.    The Lessee covenants that it is and throughout the Agreement Term it will continue to be either organized or qualified to do business under the laws of the State of Georgia.

        Section 8.5    Granting of Easements and Leasehold Mortgages.

        (a)   The Lessee may at any time or times cause to be granted easements, licenses, rights-of-way (temporary or perpetual and including the dedication of public highways) and other rights or privileges in the nature of casements with respect to any property included in the Project, or the Lessee may cause to be released existing casements, licenses, rights-of-way and other rights or privileges in the nature of easements, held with respect to any property included in the Project with or without consideration and the Issuer agrees that at the request of the Lessee it shall execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easements, license, right-of-way or other right or privilege.

        (b)   The Lessee shall at all times and from time to time have the right to encumber all of the Lessee's right, title and interest under this Lease by mortgage, deed to secure debt, security agreement, assignment or other security instrument, including, without limitation, assignment of the rents, issues and profits from the Project, as security for any debt of the Lessee, (such mortgage, deed to secure debt or other instrument(s) being hereinafter referred to as a "Leasehold Mortgage", and the holder(s) from time to time of such Leasehold Mortgage being hereinafter referred to as a "Leasehold Mortgagee").

        In the event that a Leasehold Mortgagee shall provide the Issuer and the Trustee with written notice of its name and address (a "Notice of Leasehold Mortgage"), then, following receipt by the Issuer of such Notice of Leasehold Mortgage and for so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction of such Leasehold Mortgage is given by the Leasehold Mortgagee to the Issuer, the provisions of this Section 8.5 shall apply to each such Leasehold Mortgagee. Upon written request of such Leasehold Mortgagee, the Issuer shall acknowledge receipt of a Notice of Leasehold Mortgage by an instrument in recordable form provided to the Issuer and the Trustee by the Leasehold Mortgagee. In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee or of an assignee of such Leasehold Mortgagee written notice of such new name and/or address shall be promptly provided to the Issuer.

        No cancellation, rejection, surrender, amendment or modification (other than by expiration of the Lease Term) of this Lease or release of the Lessee hereunder shall be effective as to any Leasehold Mortgagee (provided that such Leasehold Mortgagee has given a Notice of Leasehold Mortgage) unless consented to in writing by such Leasehold Mortgagee. Without limiting the generality of the foregoing, no rejection of this Lease by Lessee or by a trustee in bankruptcy for the Lessee shall be effective as to any Leasehold Mortgagee (provided that such Leasehold Mortgagee has given a Notice of Leasehold Mortgage) unless consented to in writing by such Leasehold Mortgagee.

        The Issuer and the Trustee shall, on serving the Lessee with any notice of any default under this Lease, simultaneously serve a copy of such notice upon each Leasehold Mortgagee (provided that such Leasehold Mortgagee has given a Notice of Leasehold Mortgage). No such notice by the Issuer to the Lessee shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee in the manner specified herein (provided that such Leasehold Mortgagee has given a Notice of Leasehold Mortgage). From and after the date such notice has been given to a Leasehold Mortgagee, each such Leasehold Mortgagee shall have the same period, after its receipt of such notice, for remedying any default specified in such notice or causing the same to be remedied as is given to the Lessee after the giving of such notice to the Lessee to remedy, commence remedying or cause to be remedied the defaults specified in any such notice, but Leasehold Mortgagee shall in no manner be obligated to do so. The Issuer and the Trustee shall accept such cure by or at the instigation of the Leasehold Mortgagee as if the same had been performed by the Lessee. The Lessee hereby authorizes each Leasehold Mortgagee to take any such action that such Leasehold Mortgagee deems necessary to cure any such default and does hereby authorize entry upon the Project by each such Leasehold Mortgagee for the purpose of curing such defaults.

        (c)   In the event that the Issuer or the Trustee shall elect to terminate this Lease by reason of any default of the Lessee under Article X, such Leasehold Mortgagee shall have the right, which right shall be exercised, if at all, within fifteen (15) days after such Leasehold Mortgagee is notified of the Issuer's election to terminate the Lease, to postpone and extend the specified date for the termination of this Lease as fixed by the Issuer in its notice of termination for a period of not more than six (6) months, provided that such Leasehold Mortgagee shall, during such six (6) month period, (A) pay or cause to be paid any Annual Rental and other payments and charges as the same become due and continue its good faith efforts to perform all of the Lessee's other obligations under this Lease, excepting (i) obligations of the Lessee to satisfy or otherwise discharge any lien, charge or encumbrance against Lessee's interest in this Lease or the Project provided that such lien, charge or encumbrance is junior in priority to the lien of the mortgage held by such Leasehold Mortgagee and does not effect the Issuer's fee simple interest in the Project, and (ii) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee, and (B) if not enjoined or stayed, take steps to acquire or sell the Lessee's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

        If at the end of such six (6) month period such Leasehold Mortgagee is complying with the immediately preceding paragraph and such Leasehold Mortgagee is prohibited by any process or injunction issued by any court of competent jurisdiction or by reason of any action in any court of competent jurisdiction from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds in good faith and with due diligence to complete steps to acquire or sell the Lessee's interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means. Nothing in this paragraph, however, shall be construed to extend this Lease beyond the original Lease Term, nor to require a Leasehold Mortgagee to continue foreclosure proceedings after a default has been cured. In the event that such default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if the Lessee had not defaulted under this Lease.

        In the event that a Leasehold Mortgagee complies with this subsection 8.5(c) and Leasehold Mortgagee acquires the Lessee's right title and interest herein by foreclosure or otherwise, then, upon the acquisition of the Lessee's right, title and interest herein by such Leasehold Mortgagee or its designee, or any other purchaser or assignee at a foreclosure sale or otherwise, this Lease shall continue in full force and effect as if the Lessee had not defaulted under this Lease.

        The granting of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, and any conveyance of the leasehold estate created hereby from Lessee to a Leasehold Mortgagee by foreclosure or otherwise, or from Leasehold Mortgagee as attorney-in-fact of the Lessee to a purchaser at a foreclosure sale, shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created requiring the assumption of the obligations of the Lessee hereunder, but such purchaser or assignee of this Lease and of the leasehold estate hereby created shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Lessee to be performed hereunder from and after the date of such purchase and assignment. Upon such conveyance, the Issuer and the Trustee shall recognize such Leasehold Mortgagee, or any other purchaser or assignee, as the Lessee hereunder. From and after the date of such sale or assignment, the holder of any Leasehold Mortgage then existing or thereafter placed on the leasehold estate hereby created shall be considered a Leasehold Mortgagee as contemplated by this Lease, and the Leasehold Mortgagee thereunder shall be entitled to receive the benefit of any and all provisions of this Lease intended for the benefit of a Leasehold Mortgagee, subject to the obligations and duties of the Leasehold Mortgagee under this Lease.

        (d)   In the event that this Lease is terminated as a result of any default by the Lessee hereunder or any other cause (including, without limitation, a rejection of this Lease by the Lessee's trustee in bankruptcy pursuant to 1 1 U.S.C. §365 or any equivalent provision of law), the Issuer shall provide each Leasehold Mortgagee (provided that such Leasehold Mortgagee has given a Notice of Leasehold Mortgage) with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to the Issuer. The Issuer shall enter into a new lease (hereinafter referred to as the "New Lease") of the Project with any Leasehold Mortgagee or its designee for the remainder of the term of this Lease with the same covenants, conditions and agreements (including, without limitation, any and all options to extend or renew the term of this Lease, but excluding any requirements which have been satisfied by the Lessee prior to termination) as are contained herein, subject only to (i) the conditions of title as the Project are subject to on the date of the execution of the original Lease, (ii) the right, if any, of any parties then in possession of any part of the Project by, through or under Lessee, and (iii) the lien and encumbrance of any security instrument encumbering the Issuer's fee simple interest in the Project upon receipt by the Issuer of a written request from such Leasehold Mortgagee on or before sixty (60) days after the date of the Issuer's notice of termination given pursuant to this subsection 8.5(d) and thereafter, the lessee under the New Lease shall have the same right, title and interest in and to the Project as the Lessee had under this Lease. The obligations of the Issuer to enter into a New Lease shall be subject to the following conditions:

              (i)  Such Leasehold Mortgagee or its designee shall pay or cause to be paid to the Issuer at the time of the execution and delivery of such New Lease any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney's fees, which the Issuer shall have incurred by reason of the Lessee's default of which Leasehold Mortgagee has been notified and provided an opportunity to cure as required by this Lease, and such termination and the execution and delivery of the New Lease and which have not otherwise been received by the Issuer from the Lessee or any other party in interest under the Lessee. Upon the execution of such New Lease, the Issuer shall allow the Lessee named therein as an offset against the sums otherwise due under this subsection 8.5(d), an amount equal to the net income derived by the Issuer from the Project during the period from the date of termination of this Lease to the date of beginning of the term of such New Lease; and

             (ii)  Such Leasehold Mortgagee or its designees shall agree to cure any defaults of the Lessee under the terminated Lease of which the Issuer shall have notified Leasehold Mortgagee other than a default existing under subsections 10.01(c), (d) or (e) hereof.

        The new lessee under such New Lease shall, upon entering into such New Lease, acquire all of the right, title and interest of the Lessee in and to any and all subleases of all or any part of the Project.

        (e)   So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the fee title to the Project and the leasehold estate of the Lessee herein created shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by the Issuer or by the Lessee, or by a third party, by purchase or otherwise.

        (f)    Notices from the Issuer to the Leasehold Mortgagee shall be mailed to the address furnished the Issuer pursuant to Notice of Leasehold Mortgage, and those from the Leasehold Mortgagee to the Issuer shall be mailed to the address designated pursuant to the provisions of Section 12.1 of this Lease. Such notices, demands and requests shall be given in the manner described in Section 12.1 of this Lease and shall in all respects be governed by the provisions of that section.

        (g)   The Issuer shall, on request in connection with the financing or refinancing of the Lessee's leasehold interest in the Project, execute, acknowledge and deliver to a Leasehold Mortgagee an agreement, prepared at the sole cost and expense of the Lessee, in form satisfactory to the Leasehold Mortgagee and the Issuer among the Issuer, the Lessee and the Leasehold Mortgagee, agreeing to all the provisions of this Article XI. In addition, the Lessee shall reimburse the Issuer for any reasonable attorneys' fees and expenses actually incurred in reviewing such agreement.

        Section 8.6    Waiver of Landlord's Lien.

        (a)   The Issuer hereby waives any right to distrain Excluded Property or any other personal property of the Lessee or any other Person which does not constitute a part of the Project, and any landlord's lien or similar lien upon Lessee and any landlord's lien or similar lien upon Excluded Property, any other personal property of Lessee or any other Person and any alterations belonging to any Person, regardless of whether such lien is created by statute or otherwise. The Issuer agrees, at the request of the Lessee, to execute a waiver of any landlord's or similar lien for the benefit of any present or future holder of a security interest in, or lessor of, any of the Excluded Property, any other personal property of any Person or any alterations belonging to any Person.

        (b)   The Issuer acknowledges, and agrees in the future to acknowledge (in a written form reasonably satisfactory to the Lessee), to such Persons, at such times and for such purposes as the

Lessee may reasonably request, that any property included in Excluded Property is not subject to this Lease and do not constitute fixtures or improvements (regardless of whether or to what extent such Excluded Property is affixed to the Project), and that the Issuer has no right, title or interest in or to any Excluded Property.

        Section 8.7    Granting of Mortgages by Issuer.    Upon the written request of the Lessee and with the consent of the holders of not less than a majority in the aggregate principal amount of the Bonds then outstanding, the Issuer agrees to execute and deliver to any Person specified by the Lessee (a "Mortgagee") with or without receipt of consideration and at all times and from time to time, any mortgage, deed to secure debt, security agreement, assignment or other security instrument (herein called a "Mortgage") encumbering the Issuer's fee simple interest in the Project as security for any debt of Lessee or any other Person.

        In addition, upon the written request of the Lessee and with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding, the Issuer and the Trustee shall execute and deliver such subordination agreements, consents or other documents or instruments in recordable form having the effect of subordinating all or any part of their respective interests in the Project, this Lease and the Trust Estate to the interests of the holder or holders of any Mortgage.

        Section 8.8    Estoppel Certificates.    The Issuer and the Trustee shall, without charge, at any time and from time to time hereafter, within five (5) days after written request of the Lessee to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee, Mortgagee or purchaser, or proposed Leasehold Mortgagee, Mortgagee or proposed purchaser, or any other Person, firm or corporation specified in such request: (i) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (ii) as to the existence of any default hereunder known to the Issuer or the Trustee; (iii) as to the existence of any offsets, counterclaims or defenses hereto on the part of the Lessee known to the Issuer or the Trustee; (iv) as to the commencement and expiration dates of the term of this Lease; and (v) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by the Lessee and any other person, firm or corporation to whom the same may be addressed, and the contents of such certificate shall be binding on the Issuer and the Trustee as to the Lessee and the addressee(s) of such certificate.

        Section 8.9    Authorized Issuer Representative.    Unless otherwise specified herein, whenever under the provisions hereof the approval of the Issuer is required or the Issuer is required to take some action at the request of the Lessee, such approval may be made or such action may be taken by the Authorized Issuer Representative; and the Lessee or the Trustee shall be authorized to act on any such approval or action and the Issuer shall have no complaint against the Lessee or the Trustee as a result of any such action taken.

        Section 8.10    Authorized Lessee Representative.    Unless otherwise specified herein, whenever under the provisions hereof the approval of the Lessee is required or the Lessee is required to take some action at the request of the Issuer, such approval may be made or such action may be taken by the Authorized Lessee Representative; and the Issuer or the Trustee shall be authorized to act on any such approval or action and the Lessee shall have no complaint against the Issuer or the Trustee as a result of any such action taken.

ARTICLE IX

ASSIGNMENT, SUBLEASING, PLEDGING
AND SELLING; REDEMPTION;
RENT PREPAYMENT AND ABATEMENT

        Section 9.1    Assignment and Subleasing.    This Lease may be assigned in whole or in part, and the Project may be subleased as a whole or in part, by the Lessee without the necessity of obtaining the consent of the Issuer, the Trustee or any other Person; provided, however, except as provided below no assignment (other than pursuant to Section 8.3 hereof) or sublease shall relieve the Lessee from primary liability for any of its obligations hereunder. The Lessee agrees to cause any sublessee of the Project or any portion thereof to operate the Project as a "project" as defined in the Act. Notwithstanding the foregoing, the Lessee shall be relieved of liability hereunder in the event of an assignment of its interest in this Agreement if (i) the assignee expressly assumes and agrees in writing to perform all of the Lessee's obligations under this Lease and (ii) if the assignee is a foreign Person (i.e. a natural Person residing outside the United States of America or an entity not organized and existing under the laws of one of the states of the United States of America or the District of Columbia), such Person shall appoint and maintain an agent for service of process in the State of Georgia.

        Section 9.2    Assignment and Pledge of Revenues by Issuer.    Pursuant to the Indenture, the Issuer has assigned and pledged its interest in any moneys receivable under this Lease, excluding payments pursuant to Sections 5.3(b), 5.3(c) and 6.4 hereof, as security for the payment of the principal of, premium, if any, and interest on the Bonds, but such assignment and pledge shall be subject and subordinate to this Lease.

        Section 9.3    Restrictions on Sale of Project by Issuer.    The Issuer agrees that, except as otherwise expressly permitted under the terms of this Lease or the Indenture, it will not sell, assign, transfer or convey the Project during the Agreement Term and that it will not take any other action which may reasonably be construed as tending to cause or induce the levy or assessment of additional ad valorem taxes on the Project. If the laws of Georgia at the time shall permit such action to be taken, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, any public corporation whose property and income are not subject to taxation and which has corporate authority to carry on the business of owning and leasing the Project; provided, (i) that no such action shall be taken without the prior written consent of the Lessee, unless such action shall be required by law, and (ii) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Lease to be kept and performed by the Issuer, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

        Section 9.4    Redemption of Bonds.    The Issuer, at the request at any time of the Lessee and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be specified by the Lessee, on the earliest redemption date on which such redemption may be made under such provisions or upon the date set for the redemption by the Lessee pursuant to Sections 7.1, 7.2 or 11.1 hereof or Article III of the Indenture.

        Section 9.5    Prepayment of Rents.    There is expressly reserved to the Lessee the right, and the Lessee is authorized and permitted at any time it may choose, to prepay all or any part of the rents payable under Section 5.3(a) hereof, and the Issuer agrees to accept such prepayment of rents when the same are tendered by the Lessee. All rents so prepaid shall be credited on the rental payments specified in Section 5.3(a) hereof, in the order of their due dates and at the election of the Lessee shall be used for the redemption of outstanding Bonds in the manner and to the extent provided in the Indenture.

        Section 9.6    Presentment of Bonds for Cancellation.    The Lessee expressly reserves the right and is authorized to present any principal amount of Bonds to the Issuer or the Trustee for cancellation. If all of the outstanding Bonds are presented to the Issuer or the Trustee for cancellation, then, upon payment to the Issuer or the Trustee of any amounts payable to the Issuer due hereunder (other than the payments pursuant to Section 5.3(a) hereof), this Lease may be terminated upon notice given pursuant to Section 11.5(b) hereof. If a portion of the Outstanding Bonds are presented to the Issuer or the Trustee for cancellation, the resulting reduction in the amount of Bonds outstanding shall entitle the Lessee to an appropriate reduction in the payments required by Section 5.3(a) hereof on all succeeding rental payment dates. All Bonds so presented and canceled shall thereafter no longer be considered outstanding for any purpose of the Indenture or this Lease, including the calculation of payments under Section 5.3(a) hereof. The Lessee may present Bonds for partial cancellation and reissuance of new Bonds for the portions not canceled, or for partial cancellation and notation thereof on such Bonds, such notation to be made on the Table of Partial Redemptions on such Bonds in the same manner as provided for partial redemptions in Section 306 of the Indenture.

        Section 9.7    Lessee Entitled to Certain Rent Abatements if Bonds Paid Prior to Maturity.    If at any time the aggregate moneys in the Bond Fund shall be sufficient to retire in accordance with the provisions of the Indenture all of the Bonds at the time outstanding, and to pay all fees and charges of the Trustee due or to become due through the date on which the last of the Bonds is retired under circumstances not resulting in termination of the Lease Term, and if the Lessee is not at the time otherwise in default under Article VI hereof, the Lessee shall be entitled to use and occupy the Project from the date on which such aggregate moneys are in the hands of the Trustee to and including midnight on the last day of the Lease Term, without the payment of the amounts required by Section 5.3(a) during that interval (but otherwise on the terms and conditions hereof).

        Section 9.8    Reference to Bonds Ineffective After Bonds Paid.    Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees and charges of the Trustee, all references in this Lease to the Bonds shall be ineffective and the holders of any of the Bonds shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. For purposes of this Lease, the Bonds shall be deemed fully paid when so paid according to the provisions of Article IX of the Indenture.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

        Section 10.1    Events of Default Defined.    The following shall be "events of default" under this Lease and the terms "event of default" or "default" shall mean, whenever they are used in this Lease, any one or more of the following events:

          (a)   Failure by the Lessee to pay when due the portion of the payments required to be paid under Section 5.3(a) hereof representing payment of the principal of, and premium, if any, on the Bonds and the continuance thereof for a period of ten (l0) calendar days after receipt by the Lessee of written notice of such failure;

          (b)   Failure by the Lessee to pay when due the portion of the payments required to be paid under Section 5.3(a) hereof representing payments of interest on the Bonds, and the continuance thereof for a period of ten (10) calendar days after receipt by the Lessee of written notice of such failure;

          (c)   Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsections (a) and (b) of this Section, for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied, given to the Lessee by the Issuer, unless the Issuer shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in such notice cannot practically be corrected within the applicable period, it shall not be an event of default if the Lessee initiates appropriate corrective measures during such period and such measures are thereafter diligently pursued by the Lessee;

          (d)   A proceeding or case shall be commenced, without the application or consent of the Lessee in any court of competent jurisdiction seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts of Lessee, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Lessee or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or cause shall continue undismissed, or an order, judgment, or decree approving or ordering any of the foregoing shall be entered and shall continue in effect for a period of ninety (90) days; or an order for relief against the Lessee shall be entered against the Lessee in an involuntary case under the United States

  Bankruptcy Code (as now or hereafter in effect) or other applicable law and shall continue in effect for a period of ninety (90) days; or

          (e)   The Lessee shall admit in writing its inability to pay its debts generally as they become due or shall file a petition in voluntary bankruptcy or shall make any general assignment for the benefit of its creditors, or shall consent to the appointment of a receiver or trustee of all or substantially all of its property, or shall commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), or shall file in any court of competent jurisdiction a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or shall fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such United States Bankruptcy Code or other applicable law.

        The term "liquidation, reorganization or dissolution of the Lessee" as used in this subsection, shall not be construed to include the cessation of the existence of the Lessee resulting from a merger or consolidation of the Lessee into or with another Person or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in Section 8.3 hereof.

        The foregoing provisions of this Section are subject to the following limitations: if by reason of a Force Majeure Event the Lessee is unable in whole or in part to carry out the agreements on its part herein contained, other than the obligations on the part of the Lessee contained in Article V and Sections 6.3, 6.4 and 8.6 hereof, the Lessee shall not be deemed in default during the continuance of such inability.

        Section 10.2    Remedies on Default.    Whenever any event of default referred to in Section 10.1 hereof shall have happened and be subsisting and subject to the provisions of this Section 10.2, the Issuer may take any one or more of the following remedial steps:

          (a)   The Issuer may, at its option, declare all amounts payable under Section 5.3(a) hereof for the remainder of the Agreement Term to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Issuer elects to exercise the remedy afforded in this Section 10.2(a) and accelerates all amounts payable under Section 5.3(a) hereof for the remainder of the Agreement Term, the amount then due and payable by the Lessee as accelerated rents shall be the sum of (1) the aggregate principal amount of the outstanding Bonds, and (2) all interest and redemption premium, if any, on the Bonds accruing to the date of such acceleration. Such sums as may then become payable shall be paid into the Bond Fund and after the Bonds and accrued interest thereon have been fully paid and any costs occasioned by such default have been satisfied, any excess moneys in the Bond Fund shall be returned to the Lessee as an overpayment of rents; provided, however, upon the occurrence of an event of default described in subsections (d) or (e) of Section 10.1 hereof, all amounts payable under Section 5.3(a) hereof for the remainder of the Agreement Term shall be deemed automatically accelerated without the necessity of any declaration or the taking of any other action whatsoever.

          (b)   The Issuer or the Trustee may re-enter and take possession of the Project without terminating this Lease, and sublease the Project for the account of the Lessee, holding the Lessee liable for the difference in the rent and other amounts payable by such sublessee in such subleasing and the rents and other amounts payable by the Lessee hereunder.

          (c)   The Issuer may terminate the Lease Term, exclude the Lessee from possession of the Project and use its best efforts to lease the Project to another for the account of the Issuer, holding the Lessee liable for all rent and other payments due up to the effective date of such leasing.

          (d)   In the event any of the Bonds shall at the time be outstanding and unpaid, the Issuer or the Trustee may have access to and inspect, examine and make copies of all books and records of the Lessee to the Project.

          (e)   The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Lessee under this Lease.

        Any amounts collected pursuant to action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), to the Lessee.

        Notwithstanding anything else herein contained, the Issuer and the Trustee shall be prohibited from accelerating rental payments hereunder and exercise any other rights or remedies provided herein, at law or otherwise, unless and until the Issuer or the Trustee shall have given the Lessee not less than thirty (30) days' prior written notice of its intent to declare an event of default, accelerate rental payments and/or exercise any such rights or remedies and the Lessee shall have failed to cure said event of default prior to the expiration of said 30-day period. Any such notice shall be a separate notice from any notice given pursuant to Section 10.1 hereof and shall specify with particularity the event or events of default that have occurred and are continuing and which actions are proposed to be taken by the Issuer and/or the Trustee as a result of any such event of default.

        Section 10.3    No Remedy Exclusive.    No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given to the Issuer hereunder shall also extend to the holders of the Bonds who shall be deemed third party beneficiaries of all covenants and agreements herein contained.

        Section 10.4    Agreement to Pay Reasonable Attorneys' Fees and Expenses.    In the event the Lessee should default under any of the provisions of this Lease and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained, the Lessee agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

        Section 10.5    No Additional Waiver Implied by One Waiver.    In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

        Section 10.6    Rescission of Remedies.    Notwithstanding anything else herein contained, the Lessee may at any time after an event of default under Section 10.1 hereof, cure said default by the payment of all amounts due and payable (other than amounts payable as a result of any acceleration) or the performance of any duty or obligation then in default and upon said cure the Issuer and the Trustee shall (i) rescind and annul any acceleration of rent payable hereunder and (ii) cease the exercise of any rights or remedies initiated as a result of such event of default, and take such steps as may be necessary to place the Lessee in the same position as it was prior to such event of default, and the rights of the Lessee hereunder shall be fully restored and reinstated as if such event of default never occurred.

ARTICLE XI

OPTIONS IN FAVOR OF LESSEE

        Section 11.1    General Option to Purchase Project.    The Lessee shall have, and is hereby granted, the option to purchase the entire Project (less those portions which have already been purchased by Lessee, if any, as provided herein) at any time during the Agreement Term and whether or not an Event of Default has occurred and is continuing.

        To exercise such option, the Lessee shall give written notice to the Issuer and to the Trustee, if any of the Bonds shall then be unpaid, and shall specify therein the date of closing such purchase, which date shall be not less than fifteen days from the date such notice is mailed. The purchase price which shall be paid to the Issuer by the Lessee in the event of its exercise of the option granted in this Section shall be the sum of the following:

          (1)   an amount of money which will be sufficient (or Government Obligations the principal of and the interest on which when due will provide moneys which, together with the moneys, if any, deposited with the Trustee will be sufficient), when added to any amount already on deposit in the Construction Fund and the Bond Fund, to pay the interest on the then outstanding Bonds until the earliest permissible redemption date following the closing of such purchase and to pay the principal of and interest on all of the Bonds on such redemption date;

          (2)   an amount of money equal to the fees and expenses of the Trustee under the Indenture accrued and to accrue (including counsel fees and expenses) until such final payment and redemption of the Bonds; plus

          (3)   the sum of $10.00 which shall be paid by the Lessee to the Issuer. In the event of the exercise of the option granted in this Section, any Net Proceeds of insurance or condemnation shall be paid directly to the Lessee.

        Section 11.2    Option to Purchase a Portion of the Project.    The Lessee shall have and is hereby granted an option to purchase any portion of the Project at any time and from time to time and whether or not an Event of Default has occurred and is continuing, provided that it furnishes the Issuer with the following:

          (a)   A notice in writing containing (i) a description of that portion of the Project with respect to which such option is to be exercised and (ii) a statement that the Lessee intends to exercise its option to purchase such portion of the Project on a date stated, which shall not be less than ten (10) nor more than ninety (90) days from the date of such notice.

          (b)   A certificate of the Authorized Lessee Representative, dated not more than ninety days prior to the date of the purchase and stating that, in the opinion of the person signing such certificate, (i) the portion of the Project with respect to which the option is exercised are not needed for the operation of the remaining portion of the Project or that sufficient right and title is reserved to the Issuer to fulfill said needs, (ii) the purchase will not impair the usefulness of the remaining portion of the Project and will not destroy the means of ingress thereto and egress therefrom.

          (c)   A statement setting forth the original Project Costs attributable to such portion of the Project, as depreciated using rates calculated in accordance with generally accepted accounting principles.

The Issuer agrees that upon receipt of the notice and certificate required in this Section to be furnished to it by the Lessee and the amount specified in subsection (c) of this Section, the portion of the Project with respect to which the Lessee shall have exercised the option granted in this Section shall automatically cease to be a portion of the Project leased hereunder on the date stated in such certificate and on such date shall automatically be released from the provisions of this Lease and the Indenture without the necessity of any further action by the Issuer or the Lessee. In the event the Lessee shall exercise the option granted to it under this Section the Lessee shall not be entitled to any abatement or diminution of the rents payable under Section 5.3 hereof.

        If the Lessee purchases any unimproved part of the Project pursuant to the provisions of the preceding paragraph, the Lessee and the Issuer agree that all walls presently standing or hereafter erected on or contiguous to the boundary line of the Land so purchased by the Lessee shall be party walls and each party grants the other a 10-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Lessee utilizes any party wall for the purpose of tying-in new construction that will be utilized under common control with the Project, the Lessee may also tie-in to the utility facilities on the Land for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so purchased ceases to be operated under common control with the Project, the Lessee covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed and will provide separate utility services for the new construction. No wall may be so utilized by the Lessee unless prior thereto the Issuer has been furnished with a certificate of the Authorized Lessee Representative stating that the proposed utilization will not impair the usefulness of the Project for the purposes for which it was designed to be used.

        The purchase price payable by the Lessee in connection with the purchase of a portion of the Project in accordance with this Section shall be deposited in the Bond Fund and used to pay the principal of the Bonds.

        If and to the extent under any particular circumstances there is deemed any inconsistency between the provisions of this Section and provisions of Section 6.2, the provisions of Section 6.2 shall be held as controlling and shall supersede the provisions of this Section.

        Section 11.3    Conveyance on Purchase.    At the closing of the purchase pursuant to the exercise of any option to purchase granted in this Article, the Issuer will, upon receipt of the applicable purchase price (if any), deliver to the Lessee the following:

          (a)   If the Indenture shall not at the time have been satisfied in full, a release by the Issuer from the provisions of the Indenture of the property with respect to which such option was exercised.

          (b)   Documents (including, without limitation, a limited warranty deed and a bill of sale) customarily used in commercial real estate transactions involving improved property conveying to the Lessee good and marketable title to the Project with respect to which such option was exercised as such Project then exists, subject to the following: (i) those liens and encumbrances (if any) to which title to said property was subject when conveyed to the Issuer; (ii) those liens and encumbrances created by the Lessee or to the creation or suffering of which the Lessee consented in writing; (iii) those liens and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Lease; and (iv) if the option is exercised while any condemnation proceeding is pending the rights and title of the condemning authority.

        Notwithstanding the foregoing, in order to facilitate the transfer of the Project to the Lessee upon the Lessee's exercise of an option to purchase provided in this Article XI, the Issuer agrees to execute and deliver to the Trustee, as escrow agent, on the date of execution and delivery of this Lease the documents referred to in subsection (b) above to be held pursuant to a Documents Escrow Agreement dated as of December 1, 2002 among the Issuer, the Lessee and the Trustee. The Issuer hereby appoints the Lessee as its attorney-in-fact for the purpose of dating, completing and filing such documents upon satisfaction by the Lessee of any and all conditions to the exercise of such purchase option as provided herein, and acknowledges and agrees that such appointment is irrevocable and coupled with an interest.

        Section 11.4    Relative Position of Options and Indenture.    The options respectively granted to the Lessee in this Article shall be and remain prior and superior to the Indenture and may be exercised whether or not the Lessee is in default hereunder, provided that such default will not result in the nonfulfillment of any condition to the exercise of any such option.

        Section 11.5    Lessee's Option to Terminate.    The Lessee shall have the following options to terminate this Agreement whether or not the Lessee is in default hereunder or there exists an Event of Default hereunder:

          (a)   At any time prior to payment in full of the Bonds within the meaning of the Indenture, and particularly Article IX thereof, the Lessee may terminate the Agreement Term by irrevocably depositing in the Bond Fund moneys which will be sufficient, or Government Obligations the principal of and interest on which when due will provide moneys which, together with any moneys on deposit in the Bond Fund, will be sufficient, according to the provisions of Article IX of the Indenture, to pay in full all of the Bonds then outstanding, and fees and expenses due or to become due to the Trustee and by making adequate provision for the publication of any redemption notice that may be required by the Indenture.

          (b)   At any time after payment in full of the Bonds within the meaning of the Indenture, and particularly Article IX thereof, the Lessee may terminate the Agreement Term by giving the Issuer notice in writing, and such termination shall become effective forthwith.

        Notwithstanding anything else herein contained, the purchase of the Project by the Lessee pursuant to any option provided in this Lease shall automatically terminate the Lease Term, if not previously terminated.

        Section 11.6.    Conveyance of Project at End of Lease Term.    Notwithstanding anything else herein contained, the Issuer shall have the right and option on or after the Stated Termination Date to convey the Project to the Lessee, with or without receipt of any consideration therefor, by executing any recording documents conveying to the Lessee good and marketable title to the Project subject to such liens and encumbrances as are described in Section 11.3(b)(i) through (iv).

ARTICLE XII

MISCELLANEOUS

        Section 12.1    Notices.    All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail return receipt requested, postage prepaid, addressed as follows:

if to the Issuer:	Development Authority of Fulton County 141 Pryor Street, S.W. Suite 5001 Atlanta, Georgia 30303
with a copy to:	Nelson, Mullins, Riley & Scarborough 999 Peachtree Street, N.E. Suite 1400 Atlanta, Georgia 30309 Attn: Lewis C. Horne, Jr., Esq.
if to the Lessee:	ADESA Atlanta, LLC 310 E. 96th Street, Suite 400 Indianapolis, Indiana 46240 Attn: General Counsel
with a copy to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attn: Glenn R. Thomson, Esq.
if to the Trustee:	SunTrust Bank 25 Park Place, 24th Floor Atlanta, Georgia 30303

        A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Lessee to the other shall also be given to the Trustee. The Issuer, the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

        Section 12.2    Binding Effect.    Lease shall inure to the benefit of and shall be binding upon the Issuer, the Lessee and their respective successors and assigns, subject, however, to the limitations contained in Section 8.3, 9.1, 9.2 and 9.3 hereof.

        Section 12.3    Severability.    In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        Section 12.4    Amounts Remaining in Funds.    It is agreed by the parties hereto that any amounts remaining in the Bond Fund and the Project Fund upon expiration or sooner termination of the Lease Term as provided in this Lease, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees, charges and expenses of the Trustee in accordance with the Indenture shall belong to and be paid to the Lessee by the Issuer as overpayment of rents.

        Section 12.5    Amendments, Changes and Modifications.    Except as otherwise provided in this Lease or in the Indenture, subsequent to the initial issuance of Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the

Indenture), this Lease may not be effectively amended, changed, modified, altered or terminated without the concurring written consent of the Trustee, which consent shall not be unreasonably withheld.

        Notwithstanding anything to the contrary contained herein, this Lease may be amended without the consent of the Trustee or of the holders of any of the Bonds for the purpose of subjecting additional real or personal property to the provisions hereof. Any such addition shall become effective upon the delivery by the Lessee and the acceptance by the Issuer of the following:

          (a)   a certificate of the Authorized Lessee Representative setting out a description of the real or personal property to be added to this Lease and stating that the Lessee owns such real or personal property free and clear of any and all liens, mortgages, encumbrances and clouds on title except such as would constitute Permitted Encumbrances; and

          (b)   documents conveying to the Issuer good and marketable title to the real or personal property described in the certificate referred to above and identifying said real or personal property as being subject to the provisions of this Lease.

        Upon the delivery and acceptance of the foregoing documents, the real or personal property so added shall become part of the Project and this Lease shall ipso facto be amended to include such property, without the necessity of any further amendatory instrument, subject to all of the provisions of this Lease, and the Lessee shall be entitled to the use and occupancy of such additional property without increase in the amounts payable under Section 5.3 hereof so long as such additional property is acquired without expense to the Issuer. The Issuer will, however, execute such instruments amendatory hereto as shall be requested by the Lessee to confirm the addition of any such property to the provisions hereof.

        Section 12.6    Execution Counterparts.    This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        Section 12.7    Captions.    The captions or headings in this Lease are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Lease.

        Section 12.8    Recording of Lease.    This Lease or at the option of the Lessee, a memorandum hereof in form and substance satisfactory to the Lessee, and every assignment hereof shall be recorded in the office of the Clerk of Superior Court of Fulton County, Georgia, or in such other office as may be at the time provided by law as the proper place for such recordation.

        Section 12.9    Law Governing Construction of Lease.    This Lease shall be governed by, and construed in accordance with, the laws of the State of Georgia.

        Section 12.10    Net Lease.    This Lease shall be deemed a "net lease," and the Lessee shall pay absolutely net during the Lease Term the rent and all other payments required hereunder, without abatement, deduction or set-off other than those herein expressly provided.

        Section 12.11    Survival of Purchase Options.    Notwithstanding anything else herein contained, the purchase options granted to the Lessee hereunder and the provisions of Sections 5.3(b) and 6.4 hereof shall survive the expiration or earlier termination of the Agreement Term.

        IN WITNESS WHEREOF, the Issuer and the Lessee have caused this Lease to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

Signed, sealed and delivered in the presence of:	DEVELOPMENT AUTHORITY OF FULTON COUNTY
/s/ Carmen Vaughn Unofficial Witness	By:	/s/ Robert J. Shaw Chairman
(SEAL)
/s/ Ruanne E. Clay
Notary	Attest:
My commission expires
March 20, 2003	/s/ Lewis C. Horne, Jr. Asst. Secretary
(NOTARIAL SEAL)

Signed, sealed and delivered in the presence of:	ADESA ATLANTA, LLC
/s/ Scott Anderson Unofficial Witness	By:	/s/ Paul J. Lips Paul J. Lips, Treasurer
(SEAL)
/s/ Cheryl A. Shrader
Notary	Attest:
My commission expires
9/24/08 CHERYL SHRADER, Notary Public President of Tipton County, Indiana My Commission Expires 9-24-2008	/s/ Karen C. Turner Karen C. Turner, Secretary
(NOTARIAL SEAL)

EXHIBIT "A"

LEGAL DESCRIPTION

Parcel "I"

        All that tract or parcel of land situated and lying in Land Lots 24, 25, 34 and 35, 9th Land District, Fulton County, Georgia and being more particularly described as follows:

        Beginning at a 1/2 inch rebar at the intersection of the south line of Oakley Industrial Boulevard (variable R/W) with the west line of the CSX Railroad (100' R/W); thence, along the west line of the CSX Railroad and with a curve to the right having a radius of 5309.24 feet, a chord bearing and distance of South 24 degrees 15 minutes 38 seconds East, 693.18 feet and an arc distance of 693.68 feet to a 1/2%, inch rebar; thence, South 20 degrees 31 minutes 03 seconds East, continuing along the west line of the CSX Railroad, a distance of 553.23 feet to a point; thence, South 76 degrees 17 minutes 13 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Ruby O. Thompson, as recorded in Deed Book 13140, page 238, Deed Records of Fulton County, Georgia, passing a 1 inch axle at a distance of 0.20 feet and continuing for a total distance of 646.19 feet to a 3/8 inch rebar in concrete; thence, South 13 degrees 46 minutes 17 seconds East, along the west line of said Thompson tract, a distance of 290.79 feet to a 3/8 inch rebar in concrete; thence, North 76 degrees 17 minutes 13 seconds East, along the south line of said Thompson tract, a distance of 680.59 feet to a 1/2 inch rebar on the west line of said CSX Railroad; thence, South 20 degrees 31 minutes 03 seconds East, along the west line of the CSX Railroad, a distance of 442.92 feet to a 2 inch pipe; thence, South 76 degrees 49 minutes 39 seconds West, leaving the CSX Railroad and along the north line of a tract of land conveyed to Gerald M. Cochran, a distance of 146.69 feet to a 1 inch pipe; thence, along the north line of a tract of land conveyed to Oakley Estates, Inc., the following calls: first, South 76 degrees 46 minutes 08 seconds West, a distance of 543.87 feet to a 1 inch pipe; thence, North 66 degrees 20 minutes 13 seconds West, a distance of 370.17 feet to a 1 inch pipe; thence, South 76 degrees 58 minutes 28 seconds West, a distance of 291.19 feet to a 1 inch pipe; thence North 69 degrees 29 minutes 59 seconds West, a distance of 573.17 feet to a l inch pipe; thence South 01 degrees 11 minutes 44 seconds East, along the west line of said Oakley Estates, Inc. tract, a distance of 980.19 feet to a 1 inch pipe; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and the apparent south line of Land Lot 35, a distance of 737.84 feet to a point; thence, South 68 degrees 39 minutes 43 seconds West, a distance of 2250.48 feet to a point; thence, North 16 degrees 24 minutes 31 seconds West, a distance of 378.99 feet to a point; thence, North 33 degrees 57 minutes 04 seconds West, a distance of 544.71 feet to a point; thence, North 08 degrees 58 minutes 32 seconds West, a distance of 624.34 feet to a point; thence, North 09 degrees 42 minutes 26 seconds East, a distance of 536.07 feet to a point on the south line of said Oakley Industrial Boulevard; thence, along the south line of Oakley Industrial Boulevard the following calls: first, along a curve to the left having a radius of 2925.17 feet, a chord bearing and distance of North 51 degrees 55 minutes 24 seconds East, 436.00 feet and an arc distance of 436.40 feet to a concrete right-of-way monument; thence, North 47 degrees 38 minutes 42 seconds East, a distance of 479.45 feet to a concrete right-of-way monument; thence, North 47 degrees 38 minutes 42 seconds East, a distance of 249.45 feet to a concrete right-of-way monument; thence, along a curve to the right, having a radius of 2232.10 feet, a chord bearing and distance of North 58 degrees 28 minutes 53 seconds East, 849.46 feet and an arc distance of 854.69 feet to a concrete right-of-way monument; thence, North 69 degrees 26 minutes 09 East, a distance of 1527.41 feet to the Point of Beginning and containing 152.29 acres of land, more or less.

LEGAL DESCRIPTION

Parcel "N"

        All that tract or parcel of land situated and lying in Land Lots 23, 24, and 25, 9th Land District, Fulton County, Georgia, and being more particularly described as follows:

        Beginning at a 1/2 inch rebar at the intersection of the southerly line of Wood Road (variable R/W) with the west line of Lee's Mill Road (apparent 50' R/W); thence, South 02 degrees 21 minutes 28 seconds West, along the west line of Lee's Mill Road, a distance of 75.17 feet to a 1/2 inch rebar; thence North 88 degrees 15 minutes 01 seconds West, leaving Lee's Mill Road and along the north line of a tract of land conveyed to Sloan J. Dailey, as recorded in Deed Book 26514, page 269, Deed Records of Fulton County, Georgia, a distance of 414.86 feet to a 1/2 inch rebar; thence, South 02 degrees 23 minutes 11 seconds West, along the west line of said Dailey tract, a distance of 209.99 feet to a 1/2 inch rebar; thence, South 88 degrees 14 minutes, 56 seconds East, along the south line of said Dailey tract, a distance of 414.89 feet to a 1/2 inch rebar on the west line of Lee's Mill Road; thence, South 02 degrees 21 minutes 16 seconds West, along the west line of Lee's Mill Road, a distance of 172.00 feet to a 1 inch flat iron; thence, leaving Lee's Mill Road and along the south line of a tract of land conveyed to M.D. Hodges, Inc., as recorded in Deed Book 10585, page 90, the following calls: first, North 88 degrees 15 minutes 00 seconds West, a distance of 849.03 feet to a 1 inch axle; thence, North 88 degrees 21 minutes 50 seconds West, a distance of 235.01 feet to a 1/2 inch rebar; thence, North 88 degrees 20 minutes 19 seconds West, a distance of 326.85 feet to a 1 inch pipe; thence, North 88 degrees 32 minutes 43 seconds West, a distance of 176.26 feet to a cross cut on a rock; thence, North 88 degrees 18 minutes 12 seconds West, a distance of 1157.73 feet to a 1/2 inch rebar; thence, North 88 degrees 24 minutes 55 seconds West, a distance of 237.39 feet to a 3/8 inch rebar at the southwest corner of said M.D. Hodges, Inc. tract; thence, North 04 degrees 21 minutes 53 seconds East, along the west line of said M.D. Hodges, Inc. tract, a distance of 706.83 feet to a 1 inch pipe; thence, North 86 degrees 49 minutes 02 seconds West, along the south line of a tract of land conveyed to M.D. Hodges Enterprises, Inc., as recorded in Deed Book 9574, pages 472, Deed Records of Fulton County, Georgia, a distance of 192.12 feet to a 5/8 inch rebar; thence, North 86 degrees 47 minutes 41 seconds West, continuing along said south line, a distance of 133.55 feet to a 5/8 inch rebar at the southeast corner of a tract of land conveyed to PYA Monarch, Inc., as recorded in Deed Book 29373, page 582, Deed Records, Fulton County, Georgia; thence, along the east line of said PYA Monarch, Inc. tract the following calls: First, North 42 degrees 15 minutes 01 seconds East, a distance of 365.10 feet to a 5/8 inch rebar, thence, North 12 degrees 14 minutes 26 seconds East, a distance of 131.32 feet to a sanitary sewer manhole; thence, North 40 degrees 59 minutes 35 seconds West, a distance of 1.90 feet to point; thence, North 68 degrees 39 minutes 43 seconds East, leaving said PYA Monarch, Inc. tract, a distance of 2688.52 feet to a point on the south line of a tract of land conveyed to Oakley Estates, Inc., said point also being on the apparent north line of Land Lot 24; thence, South 88 degrees 23 minutes 36 seconds East, along the south line of said Oakley Estates, Inc. tract and said north line of Land Lot 24, a distance of 468.82 feet to a 1 inch pipe at the apparent northeast corner of Land Lot 24 and the northeast corner of said M.D. Hodges Enterprises, Inc. tract; thence, South 05 degrees 09 minutes 25 seconds West, along the east line of said M.D. Hodges Enterprises, Inc. tract and the apparent east line of Land Lot 24, a distance of 563.70 feet to a 1/2 inch rebar on the north line of the terminus of Wood Road as defined by said M.D. Hodges Enterprises, Inc. tract; thence, South 88 degrees 59 minutes 19 seconds West, along said north line of Wood Road, a distance of 29.93 feet to a 1/2 inch rebar; thence, South 05 degrees 14 minutes 05 seconds West, along the west line of Wood Road as defined by said M.D. Hodges Enterprises, Inc. tract, a distance of 169.12 feet to a 2 inch pipe at the northeast corner of a tract of land conveyed to Fife Baptist Church; thence, South 88 degrees 52 minutes 42 seconds West, leaving Wood Road and along the north line of the Fife Baptist Church tract, a distance of 253.70 feet to a 1 1/2% in angle iron; thence, South 88 degrees 15 minutes 50 seconds West, continuing along the north line of the Fife Baptist Church tract, a distance of 242.10 feet to a 1/2 inch rebar;

2

thence, South 05 degrees 47 minutes 51 seconds West, along the west line of the Fife Baptist Church tract, a distance of 340.70 feet to a 1/2 inch rebar; thence, South 81 degrees 27 minutes 16 seconds East, along the south line of the Fife Baptist Church tract, a distance of 250.78 feet to a 1 1/2 inch angle iron; thence, South 81 degrees 07 minutes 37 seconds East, continuing along the south line of the Fife Baptist Church tract, a distance of 246.02 feet to a 1/2 inch pipe on the west line of Wood Road; thence, South 05 degrees 07 minutes 07 seconds West, along the west line of Wood Road, a distance of 77.59 feet to a 1/2 inch rebar at the northeast corner of a tract of land conveyed to Robert A. Wood; thence, North 88 degrees 23 minutes 30 seconds West, leaving Wood Road and along the north line of the Wood tract, a distance of 415.03 feet to a 1/2 inch rebar; thence, South 05 degrees 02 minutes 14 seconds West, along the west line of the Wood tract, a distance of 227.89 feet to a 1/2 inch rebar; thence South 88 degrees 17 minutes 49 seconds East, along the south line of the Wood tract, a distance of 154.41 feet to a 1/2 inch rebar; thence, South 64 degrees 38 minutes 18 seconds East, continuing along the south line of the Wood tract, a distance of 53.89 feet to a 2 inch pipe; thence, South 64 degrees 32 minutes 53 seconds East, continuing along the south line of the Wood tract, a distance of 222.67 feet to a 1 inch rebar on the west line of said Wood Road; thence, along the south line of Wood Road and with a curve to the left having a radius of 124.94 feet, a chord bearing and distance of South 40 degrees 54 minutes 48 seconds East, 82.79 feet and an arc distance of 84.39 feet to a 1/2 inch rebar; thence, South 60 degrees 05 minutes 17 seconds East, continuing along the south line of Wood Road, a distance of 167.04 feet to the Point of Beginning and containing 106.48 acres of land, more or less.

3

LEGAL DESCRIPTION

Tracts 1 and 2

        All that tract or parcel of land lying and being in Land Lot 35 and 36 of Ninth District of originally Fayette then Campbell now Fulton County, Georgia more fully described as follows: Commencing in the center of Fairburn and Fayetteville Highway at a point 250 1/2 feet southernly measured along said Highway from the North line of land lots Nos. 35 and 36 run south 74 degrees, West 118 feet to center of Atlantic Coast Line Railroad, Thence continue Westerly on same course 698 feet to a corner, thence run South 16 degrees East 290 8/10 feet to a corner, thence run North 74 degrees East 731 feet to center of A.C.L. R.R. Thence continue Easterly in same course 158 1/2 feet to the center of Fairburn and Fayetteville Highway, Thence North 30 degrees and 45 minutes West along said highway 300 feet to point of beginning, and containing 5 acres of land not including right of way of 100 feet wide belonging to Atlantic Coast Line Rail Road. This 5 acre tract of land is a part of the Tom Garden place and was deeded by Grady Carden and Mrs. Emmie Carden Findlay to John Low Smith, and from John Low Smith to Lois Oakley.

MORE RECENTLY DESCRIBED IN A SURVEY BY INTEGRATED SCIENCE AND
ENGINEERING DATED JUNE 11, 2002, AS FOLLOWS:

TRACT 1

        All that tract or parcel of land lying and being in Land Lot 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

        To reach the true point of beginning, commence at a 1" open top pipe at the common land lot corner of land lots 35, 36, 23, and 24;

        THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot of land lots 35 and 36;

        THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 486.69 feet to a 1/2" rebar at the west right of way of a CSX railroad (100') R/W);

        THENCE across the right of way of the CSX railroad North 75 degrees 32 minutes 19 seconds East for a distance of 100.35 feet to a 60-penny nail on the east right of way of the 100' wide CSX railroad and true point of beginning;

        THENCE North 20 degrees 30 minutes 14 seconds West along the right of way of the CSX Railroad (100' R/W) for a distance of 291.99 feet to a 1/2" rebar found;

        THENCE North 76 degrees 07 minutes 03 seconds East for a distance of 38.28 feet to the right of way of Fayetteville Road (100' R/W) and a 1" open top pipe;

        THENCE South 22 degrees 16 minutes 14 seconds East along the right of way of Fayetteville Road for a distance of 293.27 feet to a 1" open top pipe;

        THENCE South 76 degrees 13 minutes 18 seconds West for a distance of 47.39 feet to a 60-penny nail and true point of beginning;

        Said property contains 0.29 acres more or less.

4

TRACT 2

        All that tract or parcel of land lying and being in Land Lots 35 and 36 of the 9th District, Fulton County, Georgia, and being more particularly described as follows:

        To reach the true point of beginning, commence at a 1" open top pipe at the common land lot corner of land lots 35, 36, 23, and 24;

        THENCE North 00 degrees 08 minutes 19 seconds West along the western land lot line of land lot 36 for a distance of 1192.30 feet to a point where the South property line of tract 2 intersects the common land lot line of land lots 35 and 36;

        THENCE North 76 degrees 17 minutes 31 seconds East along the South property line of tract 2 for a distance of 466.69 feet to a 1/2" rebar found at the west right of way of a CSX railroad (100' R/W) and true point of beginning;

        THENCE South 76 degrees 17 minutes 31 seconds West for a distance of 681.04 feet to a 3/8" rebar found;

        THENCE North 13 degrees 46 minutes 35 seconds West for a distance of 290.84 feet to a 3/8" rebar found;

        THENCE North 76 degrees 17 minutes 13 seconds East for a distance of 646.02 feet to the western right of way of a 100' CSX Railroad right of way and a axle found;

        THENCE South 20 degrees 38 minutes 22 seconds East along the western right of way of a 100 foot CSX right of way for a distance of 293.04 feet to a 1/2" rebar found and a true point of beginning;

        Said property contains 4.43 acres more or less.

        Total area tract 1 and tract 2 = 4.72 acres more or less.

5

EXHIBIT B—THE PROJECT

        The Project consists of the acquisition, construction, development and equipping of a wholesale automobile auction facility on approximately 280 acres of land, which facility consists of certain buildings, structures, machinery, equipment and all related real and personal property deemed necessary or desirable in connection therewith. The Project shall also include the Improvements and all buildings, structures, foundations, excavations and other civil works necessary or useful in connection with the construction, installation or operation of the Equipment and the Improvements or otherwise necessary or useful to the carrying out of the purpose of the Project.

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LEASE AGREEMENT BETWEEN DEVELOPMENT AUTHORITY OF FULTON COUNTY AND ADESA ATLANTA, LLC DATED AS OF DECEMBER 1, 2002